EXHIBIT 99.2

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2007 and 2006
(in thousands, except per share amounts)

	Three Months Ended September
	2007	2006
Net Income / Earnings Per Share
Net income	$17,504	$8,452
Add: restructuring and impairment charge, net of
related tax effect	--	8,709

Net income (excluding restructuring and impairment charge)	$17,504	$17,161

Earnings per basic share	$0.58	$0.27

Earnings per basic share (excluding restructuring and impairment charge)	$0.58	$0.54

Basic weighted average shares outstanding	30,084	31,815

Earnings per diluted share	$0.57	$0.26

Earnings per diluted share (excluding restructuring and impairment charge)	$0.57	$0.53

Diluted weighted average shares outstanding	30,464	32,631

Consolidated Operating Income / Operating Margin
Operating income	$27,797	$14,230
Add: restructuring and impairment charge	--	13,936

Operating income (excluding restructuring and impairment charge)	$27,797	$28,166

Net sales	$248,727	$242,823

Operating margin	11.2%	5.9%

Operating margin (excluding restructuring and impairment charge)	11.2%	11.6%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$26,780	$11,424
Add: restructuring and impairment charge	--	13,936

Wholesale operating income (excluding restructuring and impairment charge)	$26,780	$25,360

Wholesale net sales	$156,323	$155,641

Wholesale operating margin	17.1%	7.3%

Wholesale operating margin (excluding restructuring and impairment charge)	17.1%	16.3%

EBITDA
Net income	$17,504	$8,452
Add: interest expense (income), net	1,397	849
Add: income tax expense	10,280	5,072
Add: depreciation and amortization	5,937	5,604

EBITDA	$35,118	$19,977

Net sales	$248,727	$242,823

EBITDA as % of net sales	14.1%	8.2%

EBITDA	$35,118	$19,977
Add: restructuring and impairment charge	--	13,936

EBITDA (excluding restructuring and impairment charge)	$35,118	$33,913

Net sales	$248,727	$242,823

EBITDA as % of net sales (excluding restructuring and impairment charge)	14.1%	14.0%